EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Trestle Holdings, Inc.

Date: August 19, 2004


                                      /s/ Paul Zaykowski
                                      ----------------------------------
                                                Paul Zaykowski


                                      Zaykowski Qualified Partners, LP

                                      By: PRZ Holdings, LLC, its general partner

                                      By: /s/ Paul Zaykowski
                                          ------------------------------
                                          Name:  Paul Zaykowski
                                          Title: Managing Member


                                      Zaykowski Partners, L.P.

                                      By: PRZ Holdings, LLC, its general partner

                                      By: /s/ Paul Zaykowski
                                          ------------------------------
                                          Name:  Paul Zaykowski
                                          Title: Managing Member


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